UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ontario	001-38783	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700-80th Street
Delta, British Columbia, Canada		V4K 3N3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 940-6012

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On August 15, 2024, Village Farms, L.P. (the “Company”) entered into new employment agreement, effective August 15, 2024 (the “Employment Agreement”), with Michael A. DeGiglio, Chief Executive Officer (the "Executive").

The initial term of the Employment Agreement extends until August 15, 2027, unless earlier terminated in accordance with the provisions of the Employment Agreement, subject to automatic one year extensions unless the Executive or the Company gives written notice within the time frame set forth in the Employment Agreement that no extension or further extension, as applicable, will occur.

The Employment Agreement provides for various customary business protection provisions, including non-competition, confidentiality, and non-disclosure provisions, facilitates the implementation of the Company’s clawback policy, and provides:

•
for a minimum annual base salary ($1,022,880), which may be increased from time to time in the sole discretion of the Company;
•
that incentive compensation shall be determined and paid under the Company’s annual bonus program; and
•
that the Executive shall be entitled to receive executive perquisites, fringe and other benefits as are provided to officers at the same grade level as the Executive under any of the Company’s plans and/or programs in effect from time to time and shall be eligible to participate in those various Company welfare benefit plans, practices and policies in place during the term of the Employment Agreement to the extent allowed under and in accordance with the terms of those plans, as well as in any other benefit plans the Company offers to similarly-situated officers or other employees from time to time during the term of the Employment Agreement.

In addition, pursuant to each Employment Agreement, and subject to limited conditions set forth therein, if the Executive is terminated by the Company without cause (as defined in the Employment Agreement) or if the Executive resigns from the Company for good reason (as defined in the Employment Agreement) the Executive shall be entitled to (1) a lump sum severance in an amount equal to 3 times the Executive's then-current salary and (2) a pro rata portion of any bonus that would otherwise have been earned by the Executive for the calendar year of termination, based on the number of days during such year that Executive was employed by the Company.

For more information, please refer to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement by and between Village Farms, L.P. and Michael A. DeGiglio, dated August 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Farms International, Inc.

Date:	August 19, 2024	By:	/s/ Stephen C. Ruffini
Stephen C. Ruffini Executive Vice President and Chief Financial Officer